UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018 (June 11, 2018)

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 308-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 7.01	Regulation FD Disclosure

On June 11, 2018, Kadmon Holdings, Inc. (the “Company”) issued a press release announcing the commencement of a public offering of its common stock (the “Public Offering”). A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

In addition, on June 11, 2018, the Company released a corporate presentation (the "Corporate Presentation"), a copy of which is attached hereto as Exhibit 99.2 and incorporated in this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”) , or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

This Current Report on Form 8-K, including the exhibits hereto, is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 8.01	Other Events

The Company is currently negotiating an amendment to the Credit Agreement (the “2015 Credit Agreement”), dated August 28, 2015, as amended, by and among Kadmon Pharmaceuticals, LLC (a wholly-owned subsidiary of the Company), the guarantors and lenders from time to time party thereto and Perceptive Credit Opportunities Fund, L.P., as collateral representative. The Company expects that the amendment will extend the “Stated Maturity Date” (as defined in the 2015 Credit Agreement) to August 31, 2018 (the “Extension Period”) and provide that amortization payments will not be required as of the effective date of the amendment through the Extension Period. Following the anticipated execution of the amendment, the Company intends to repay approximately $4.7 million on June 18, 2018, representing all amounts due under the 2015 Credit Agreement to GoldenTree Credit Opportunities, LP, GoldenTree Credit Opportunities, Ltd, GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, LP, GT NM, LP, and San Berndino County Employees' Retirement Association. The Company expects that all other material terms of the 2015 Credit Agreement will remain the same during the Extension Period.

In connection with the Public Offering, Slide 12 of the Corporate Presentation is incorporated by reference to this Item 8.01.

The information in this Item 8.01 is being “filed” for purposes of Section 18 of the Exchange Act. The information in this Item 8.01 shall be incorporated by reference into any registration statement of the Company pursuant to the Securities Act.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Kadmon Holdings, Inc., dated June 11, 2018, “Kadmon Announces Proposed Public Offering of Common Stock”.
99.2	Kadmon Holdings, Inc., Corporate Presentation, dated June 11, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: June 11, 2018	/s/ Konstantin Poukalov
Konstantin Poukalov
Executive Vice President, Chief Financial Officer